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                                                                 EXHIBIT (23)(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29234) pertaining to the Sundstrand Corporation Employee Savings Plan, the Registration Statement (Form S-8 No. 33-29235) pertaining to the Sundstrand Corporation Rockford Factory Employee Savings Plan, the Registration Statement (Form S-8 No. 33-61372) pertaining to the Sundstrand Corporation Stock Incentive Plan, and the Registration Statement (Form S-8 No. 33-58689) pertaining to the Sundstrand Corporation Nonemployee Director Stock Option Plan and the Sundstrand Corporation Nonemployee Director Compensation Plan of our report dated January 28, 1997, with respect to the consolidated financial statements of Sundstrand Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 4, 1997